UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 5, 2026 (October 1, 2026)
Chiron Real Estate Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7373 Wisconsin Avenue, Suite 800
Bethesda, MD
20814
(Address of Principal Executive Offices)
(Zip Code)
(202) 524-6851
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
______________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	XRN	NYSE
Series A Preferred Stock, par value $0.001 per share	XRN PrA	NYSE
Series B Preferred Stock, par value $0.001 per share	XRN PrB	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
The Pinnacle North Bethesda

On October 1, 2026, Chiron Real Estate Inc. (the "Company"), through one or more subsidiaries, closed on the acquisition of The Pinnacle North Bethesda (the “Pinnacle”), a senior housing community located in North Bethesda, Maryland for a purchase price of $173.2 million. The Company previously reported on a Current Report on Form 8-K filed with the United States Securities and Exchange Commission on May 6, 2026 that it had entered into a purchase contract with affiliates of Silverstone Senior Living (“Silverstone”) to acquire the Pinnacle. The acquisition of the Pinnacle was funded using a combination of (a) cash on hand and (b) proceeds from the Company's Credit Facility, which is described further in Item 2.03 below.

The Company will operate the Pinnacle as a senior housing operating property asset and, as of October 1, 2026, entered into a management agreement with an affiliate of Greystone Communities (“Greystone”), a third-party operator, pursuant to which Greystone will manage the day-to-day operations of the Pinnacle.

Robert Zeiller, one of the Company’s executive officers, serves on the board of directors of Silverstone and holds a minority equity interest in Silverstone. Affiliates of Silverstone were the sellers under the Pinnacle Purchase Agreement and were also the sellers in the Company's previously announced acquisitions of The Landing and Riviera communities, which closed in June 2026. Except as disclosed above, there is no material relationship between the Company or any director or officer of the Company, or any associate of any director or officer of the Company, and Silverstone.

The purchase price was determined through arm's-length negotiations between the parties and was based on customary real estate valuation and underwriting analyses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the closing of the acquisition of the Pinnacle, the Company, through Chiron Real Estate LP, the Company's operating partnership, incurred approximately $171 million of additional indebtedness under the Company’s Third Amended and Restated Credit Facility.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The financial statements that are required to be filed pursuant to this item will be filed by amendment no later than 71 days after the date on which this initial Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment no later than 71 days after the date on which this initial Form 8-K is required to be filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiron Real Estate Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel
Date: October 5, 2026